Exhibit 14.(a).3

CONSENT

I hereby consent to the inclusion of the summary of my appraisal of Blue Square's investment property under the captions “Summary of Significant Accounting Policies” (note 2f) and “Investment Property” (note 7) in the consolidated financial statements of Blue Square-Israel Ltd. contained in the Annual Report (31.12.2009) on Form 20-F of Blue Square-Israel Ltd., filed with the Securities and Exchange Commission, and to the incorporation by reference of such summary in the previously filed Registration Statement on Form S-8 (No. 333-149175) of Blue Square-Israel Ltd.

Tel Aviv, Israel	/s/ Oded Haushner
June 21, 2010	O. Haushner Civil Eng. and
Real Estate Appraisal Ltd.